                                                                    EXHIBIT 11.1

                         DIAMOND OFFSHORE DRILLING, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                        THREE MONTHS ENDED MARCH 31,
                                         ------------------------------------------------------------------------------------------
                                                            2000                                            1999
                                         ------------------------------------------      ------------------------------------------
                                                           WEIGHTED                                        WEIGHTED
                                                           AVERAGE       PER SHARE                         AVERAGE      PER SHARE
                                           INCOME           SHARES        AMOUNT           INCOME           SHARES        AMOUNT
                                         (NUMERATOR)    (DENOMINATOR)                    (NUMERATOR)    (DENOMINATOR)
                                         -----------    -------------    ----------      -----------    -------------   ----------
BASIC EPS
   Net income ........................   $   29,488         135,688      $     0.22      $   51,818         135,816      $     0.38

EFFECT OF DILUTIVE POTENTIAL SHARES
   Convertible notes .................          802           9,876                           2,166           9,876

DILUTED EPS
                                         ----------       ---------      ----------      ----------       ---------      ----------
   Net income + assumed conversions...   $   30,290         145,564      $     0.21      $   53,984         145,692      $     0.37
                                         ==========       =========      ==========      ==========       =========      ==========